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                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42420 and 333-106640) of Raytech Corporation of our report dated April 8, 2004, relating to the financial statements, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Hartford, Connecticut
April 12, 2004